Exhibit 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

August 27, 2001



Dear Sir/Madame:

We have read Item 4 included in the Form 8-K dated August 27, 2001, of Obie Media Corporation and are in agreement with the statements contained therein.

Very truly yours,



/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP